FOR IMMEDIATE RELEASE

American Realty Capital New York City REIT

Acquires Commercial Retail Condominium Unit at The Hit Factory® Condominium

New York, New York, June 16, 2014 – American Realty Capital New York City REIT, Inc. (“NYCR”), a public non-traded real estate investment trust, announced today that a wholly-owned subsidiary of its operating partnership completed the acquisition of a commercial condominium unit at The Hit Factory® Condominium located at 421 West 54th Street in the Midtown West neighborhood of Manhattan for $7.25 million, exclusive of closing costs. The property, which was previously owned by Sagamore 54th St. Investments LLC and Sagamore Arizona LLC, contains approximately 12,327 rentable square feet and is 100% leased to Gibson Guitar Corporation.

About NYCR

NYCR intends to elect and qualify as a real estate investment trust for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2014. Additional information about NYCR can be found on its website at www.newyorkcityreit.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Contacts
Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com (484) 342-3600	Michael A. Happel President American Realty Capital New York City REIT, Inc. mhappel@arlcap.com (212) 415-6500	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135